SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2003

OAKWOOD HOMES CORPORATION

(Exact name of registrant as specified in charter)

North Carolina	1-7444	56-0985879

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

7800 McCloud Road, Greensboro, North Carolina	27409-9634

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 664-2400

Item 5. Other Events.

     On October 3, 2003, Oakwood Homes Corporation (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) announced that the U.S. Bankruptcy Court (the “Bankruptcy Court”) in Delaware had entered an order approving the Company’s Disclosure Statement and authorizing the Company to solicit a vote of its creditors to approve the Company’s proposed Plan of Reorganization. The Company also announced that it had obtained a commitment letter for financing upon its exit from bankruptcy proceedings. A copy of the press release and the Disclosure Statement (which attaches the proposed Plan of Reorganization) are attached hereto.

     Bankruptcy law does not permit solicitation of acceptances of a plan of reorganization until the Bankruptcy Court approves the disclosure statement relating to the plan of reorganization as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the plan of reorganization. Accordingly, the filing of this Form 8-K is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Debtors will emerge from Chapter 11 if and when a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective.

     The Plan of Reorganization and Disclosure Statement contain forward-looking statements (including financial projections) within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements reflect the current views of the Debtors with respect to future events and are subject to a number of risks, including, among others, the following: the Debtors’ expectations or beliefs concerning future events that involve risks and uncertainties, including the ability of the Debtors to satisfy the conditions and requirements of its credit facilities, the effects of the Chapter 11 cases on the operation of the Debtors, the Debtors’ ability to obtain court approval with respect to motions in the Chapter 11 cases prosecuted by it from time to time, the ability of the Debtors to confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases, and competitive industry conditions could further adversely affect sales and profitability; the Debtors may be unable to access sufficient capital to fund their operations; the Debtors may not be able to securitize their loans or otherwise obtain capital to finance their retail sales and financing activities; they may recognize special charges or experience increased costs in connection with their securitization or other financing activities; the Debtors may recognize significant expenses or charges associated with the reorganization; the Debtors may recognize special charges or experience increased costs in connection with restructuring activities; the Debtors may not realize anticipated benefits associated with their restructuring activities (including the closing of underperforming sales centers); adverse changes in governmental regulations applicable to its business could negatively impact the Debtors; they could suffer losses resulting from litigation (including shareholder class actions or other class action suits); the Debtors could experience increased credit losses or higher delinquency rates on loans originated; negative changes in general economic conditions in markets could adversely impact the Debtors; the Debtors could experience lower recovery rates than anticipated on the sale of repossessions; the Debtors could lose the services of key management personnel; and any other factors that generally affect companies in bankruptcy proceedings or in these lines of business could also adversely impact the Debtors.

     In addition, the views of the Debtors are subject to certain risks related to Chapter 11 bankruptcy proceedings, including the following: the Debtors may not be able to continue as a going concern; the Debtors’ financing arrangements may be terminated or otherwise may not be available for borrowing; the Debtors may not be able to securitize the loans that they originate or otherwise finance their loan origination activities; the Debtors may not be able to obtain the Court’s approval with respect to motions in the Chapter 11 proceeding prosecuted by them from time to time; the Debtors may not be able to develop, prosecute, confirm and consummate one of more plans of reorganization with respect to the Chapter 11 cases; third parties may seek and obtain court approval to terminate or shorten the exclusivity period that the Company has to propose and confirm one of more plans of reorganization for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the Debtors may not be able to obtain and maintain normal terms with vendors and service providers; the Debtors may not be able to maintain contracts that are critical to its operations and the Chapter 11 cases may have an adverse impact on the Company’s liquidity or results of operations.

     Should the Debtors’ underlying assumptions prove incorrect or should one or more of the risks and uncertainties materialize, actual events or results may vary materially and adversely from those described herein as anticipated, expected, believed or estimated.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements. Not applicable.

     (b)  Pro Forma Financial Information. Not applicable.

     (c)  Exhibits. The following exhibits are filed herewith:

99.1	Press release dated October 3, 2003

99.2	Disclosure Statement for First Amended Joint Consolidated Plan of Reorganization of Oakwood Homes Corporation and its Affiliated Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code dated September 9, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKWOOD HOMES CORPORATION

Date: October 14, 2003	By:	/s/ Douglas R. Muir

Name: Douglas R. Muir Title: Executive Vice President and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
October 3, 2003	1-7444

OAKWOOD HOMES CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated October 3, 2003

99.2	Disclosure Statement for First Amended Joint Consolidated Plan of Reorganization of Oakwood Homes Corporation and its Affiliated Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code dated September 9, 2003